ABERDEEN FUNDS

                        CERTIFICATE OF ESTABLISHMENT AND
               DESIGNATION OF ADDITIONAL SERIES AND SHARE CLASSES

The undersigned, Secretary of Aberdeen Funds (the "Trust"), a multi-series Delaware statutory trust registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act") does hereby certify that the following preambles and resolutions designating additional series and classes of shares of the Trust were duly adopted by written consent of the Board of Trustees of the Trust on August 8, 2009 and became effective on August 8, 2009, all in accordance with the laws of the State of Delaware and pursuant to Article III, Section 1,5 and 6 and Article IV
Section 3(b) of the Trust's Amended and Restated Agreement and Declaration of Trust, and that such resolutions are incorporated by reference into the Amended and Restated Agreement and Declaration of Trust in accordance with Article III,

          WHEREAS, management recommends the creation of a new series of the Trust, Aberdeen Asia-Pacific (ex-Japan) Equity Institutional Fund, with two classes: Institutional Class and Institutional Service Class;

          WHEREAS, management recommends the establishment of Institutional Service Class shares for each of Aberdeen Asia Bond Institutional Fund, Aberdeen International Equity Institutional Fund and Aberdeen Emerging Markets Institutional Fund, each a series of the Trust;

          WHEREAS, management proposes the adoption of resolutions so that the new series and new classes may be established and designated, so that amendments to the Trust's registration statement to add the new series and new classes may be filed with the U.S. Securities and Exchange Commission ("SEC") and any necessary state securities filings may be made;

          WHEREAS, pursuant to Article III, Section 6, of the Declaration of Trust, the Trustees have the authority to establish and designate additional series and classes of the Trust; and

          WHEREAS, pursuant to Article III, Sections 1 and 6, of the Declaration of Trust, beneficial interests in the Trust may be divided into an unlimited number of transferable shares ("Shares"), and the Board may authorize the division of such Shares into separate series and the division of such series into separate classes, with such characteristics as the Board may determine;

          NOW, THEREFORE BE IT RESOLVED, that the Trust shall add "Aberdeen Asia-Pacific (ex-Japan) Equity Institutional Fund" as an additional series of Shares comprised of an unlimited number of Shares (the "New Fund"); and it is further

          RESOLVED, that a Share of the New Fund shall represent a proportionate interest in and shall have equal rights with each other Share of the New Fund with respect to the assets of the Trust pertaining to the New Fund and shall have the rights, preferences, privileges and limitations as set forth in the Declaration of Trust; and it is further

          RESOLVED, that in accordance with Article III, Sections 1 and 6 of the Declaration of Trust, the initial classes of Shares of the New Fund be, and hereby are, established and designated as Institutional Class and Institutional Service Class and an unlimited number of Shares are hereby classified and allocated to such classes of Shares of the New Fund; and it is further



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          RESOLVED, that in accordance with Article III, Sections 1 and 6 of the
     Declaration of Trust, the Trust shall add Institutional Service Class as an additional class of Shares to each of Aberdeen Asia Bond Institutional
     Fund, Aberdeen International Equity Institutional Fund and Aberdeen
     Emerging Markets Institutional Fund, each a series of the Trust (collectively, the "Additional Class Funds" and together with the New Fund, the "Funds") and an unlimited number of Shares are hereby classified and allocated such class of Shares of each Additional Class Fund (the Institutional Service Class of each Fund and the Institutional Class of the New Fund, collectively, the "New Classes"); and it is further

          RESOLVED, that a Share of each New Class shall represent a proportionate interest in and shall have equal rights with each other Share of such Class of the relevant Fund with respect to the assets of the Trust pertaining to such Fund and shall have the rights, preferences, privileges and limitations as set forth in the Declaration of Trust, provided that:

          1. The dividends and distributions of investment income and capital gains with respect to Shares of the New Fund or New Classes shall be in such amounts as may be declared from time to time by the Board (or declared and paid in accordance with a formula adopted by the Board or delegated authority by the Board), and such dividends and distributions may vary with respect to such Fund or Class from the dividends and distributions of investment income and capital gains with respect to the other series or classes of the Trust, to reflect charges of any PRO RATA portion of distribution expenses paid pursuant to a Distribution Plan adopted by the Trust on behalf of the Fund or Class, as applicable, in accordance with Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act") (or any successor thereto) (a "Distribution Plan"), to reflect charges of any PRO RATA portion of administrative service expenses paid pursuant to an Administrative Services Plan adopted by the Trust on behalf of the Fund or Class, as applicable, or to reflect differing allocations of the expenses of the Trust among its series or classes and any resultant difference among the net asset values per share of each series or classes, to such extent and for such purposes as the Board may deem appropriate. The allocation of investment income, capital gains, expenses and liabilities of each Fund among its classes shall be determined by the Board in a manner that is consistent with the Multiple Class Plan adopted by the Trust in accordance with Rule 18f-3 under the 1940 Act.

          2. Except as may otherwise be required by law, pursuant to any applicable order, rule or interpretation issued by the SEC, or otherwise, the holders of Shares of the New Fund or a New Class shall have (i) exclusive voting rights with respect to any matter submitted to a vote of shareholders that affects only holders of Shares of the relevant Fund or Class, as applicable, including, without limitation, the provisions of any Distribution Plan applicable to a New Class; (ii) voting rights with respect to the provisions of any Distribution Plan that may in the future (as a result of any conversion of a Class of Shares or otherwise) affect such Class of Shares; and (iii) no voting rights with respect to the provisions of any Distribution Plan applicable to any other series or class of the Trust or with regard to any other matter submitted to a vote of shareholders that does not now or in the future affect holders of Shares of the relevant Fund or Class; and it is further

          RESOLVED, that the Secretary of the Trust is hereby authorized and directed to prepare a Certificate of Establishment and Designation of Additional Series and Share Class memorializing the establishment and creation of the New Fund and the New Classes in accordance with these resolutions; and it is further



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          RESOLVED, that that the proper officers of the Trust or their designees are authorized and directed to prepare or cause the preparation of, to execute and to cause to be filed with the SEC, a post-effective amendment or amendments to the Trust's Registration Statement on Form N-1A under the Securities Act of 1933 (the "1933 Act") and the 1940 Act relating to the addition of the New Fund and New Classes, including prospectuses, statements of additional information for the New Fund and New Classes and any exhibits or other documents as they may deem necessary or appropriate, in order to register the Shares of the New Fund and New Classes under the 1933 Act and the 1940 Act for the offer and sale in a continuous public offering of such Shares; and it is further

          RESOLVED, that it is desirable and in the best interests of the Trust that Shares of the New Fund and New Classes be qualified or registered for sale in various States; that the President or Vice President, and the Secretary be, and each hereby is, authorized to determine the States in which appropriate action shall be taken to qualify or register for sale all or such part of such Shares as said officers may deem advisable; that said officers are hereby authorized to perform for the Trust any and all such acts as they deem necessary or advisable in order to comply with the applicable laws of any such States, and in connection therewith to execute, file and certify all requisite papers and documents, including, but not limited to, applications, forms of resolutions, reports, surety bonds, irrevocable consents, and appointments of attorneys for service of process; and that the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefore from the Trust and the approval and ratification by the Trust of the papers and documents so executed and the action so taken.


In witness whereof, I have hereunto set my hand as such officer of the Trust as of this 10th day of August, 2009

                                    Aberdeen Funds

                                    /s/ Alan Goodson
                                    -------------------------------
                                    Alan Goodson
                                    Secretary